Exhibit 10.6

Technological Services Agreement Subcontracting Contract

Party A:  Tianjin New Highland Science Development Co., Ltd.

Party B:  Hanyu Oil Technology Development Co., Ltd. of Xinglongtai District, Panjin City

WHEREAS,

Party A formally entered into a Technological Services Agreement (“Original Agreement”)with PetroChina Liaohe Oil Field Company Huanxiling Oil Recovery Plant on January 1, 2007 and has since started to provide technological services with respect to Block 2-14-16 of Huanxiling Oil Field as specified therein in accordance with the provisions thereof,

NOW, THEREFORE, through full discussions Party A and Party B mutually agree as follows in respect of the subcontracting of the Original Agreement:

1.             Party A intends to subcontract in full all of the rights and obligations assumed by it under the Original Agreement to Party B to the effect that the same shall be assumed in full by Party B; and Party B agrees to accept such subcontracting from Party A and to perform, as from the formal effective date hereof, all of the rights and obligations required to be assumed by Party A under the Original Agreement.

2.             Party A shall cease to have any right or obligation under the Original Agreement as from the formal effective date hereof.

3.             The parties agree that as from the formal effective date hereof the settlement operations arising in connection with Party B’s performance of this Agreement and the Original Agreement shall be directly handled by and between Party B and PetroChina Liaohe Oil Field Company Huanxiling Oil Recovery Plant.

4.             The Original Agreement shall remain valid after the formal effective date hereof. The original copy of the Original Agreement held by Party A shall be delivered to Party B for custody, provided that Party A may keep a photocopy of the Original Agreement.

5.             In connection with the cooperation between them on the subcontracting by Party A of the Original Agreement to Party B, Party A and Party B agree that the scope of cooperation between them as well their respective rights and obligations in relation thereto will be separately dealt with in a relevant agreement which shall subsequently become effective upon execution.

6.             This Agreement is made in two copies. Each party shall hold one copy.

Signatures and Sealing of the Parties:

Party A

Tianjin New Highland Science Development Co., Ltd. (Seal)

/s/

(Name of Legal Representative)

Name:

Party B

Hanyu Oil Technology Development Co., Ltd. of Xinglongtai District, Panjin City (Seal)

/s/ Du Xiaoping

(Name of Legal Representative)

Name: Du Xiaoping

Date of Execution: January 25, 2007